EXHIBIT NO. 24.3


                            KERR-McGEE CORPORATION

                               POWER OF ATTORNEY


         WHEREAS, Kerr-McGee Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 (the "Registration Statement"), with such amendment or amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents having relation to the Registration Statement, in connection with the Company's proposal to issue and sell up to 7,000,000 shares of Common Stock of the Company pursuant to the Kerr-McGee Corporation 2002 Long Term Incentive Plan;

         NOW, THEREFORE, the undersigned in his capacity as an Officer and Director of the Company, does hereby appoint Luke R. Corbett and Robert M. Wohleber and each of them severally, his true and lawful attorneys or attorney-in-fact and agents or agent with power to act with or without the others and with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in his capacity as an Officer and Director of the Company, the Registration Statement and any and all amendments thereto, including post-effective amendments, as said attorneys or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capabilities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the act of said attorney or attorneys.

         IN WITNESS WHEREOF, the undersigned has executed this instrument to be effective upon the 14th day of May, 2002.

                                         /s/ Gregory F. Pilcher
                                         --------------------------------------
                                         Gregory F. Pilcher,
                                         Senior Vice President, General Counsel
                                         and Secretary